File No. 333-__________

As filed with the Securities and Exchange Commission on July 29, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________

nVent Electric plc
(Exact name of registrant as specified in its charter)

Ireland	98-1391970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
The Mille, 1000 Great West Road, 8th Floor (East) London, TW8 9DW, United Kingdom
(Address of Principal Executive Offices, including Zip Code)

nVent Electric plc 2018 Omnibus Incentive Plan
(Full title of the plan)

Jon D. Lammers
Executive Vice President, General Counsel and Secretary
nVent Management Company
1665 Utica Avenue, Suite 700
St. Louis Park, Minnesota 55416
(Name and address of agent for service)
(763) 204-7700
(Telephone number, including area code, of agent for service)
with a copy to: John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐
_______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, nominal value $0.01	12,000,000	$18.87	$226,440,000	$29,392

(1)  Amount to be registered consists of an aggregate of 12,000,000 ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”),    of nVent Electric plc (the “Company”) to be issued pursuant to the grant or exercise of awards to participants under the above-named plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Ordinary Shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the above-named plan.
(2)  Determined in accordance with Rules 457(c) and 457(h) under the Securities Act, the registration fee calculation is based on the average of the high and low prices of the Ordinary Shares as reported on the New York Stock Exchange on July 24, 2020.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 12,000,000 additional Ordinary Shares of the Company in connection with the nVent Electric plc 2018 Omnibus Incentive Plan, as amended.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Reg. No. 333-224556), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8  Exhibits
Exhibit Index

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association of nVent Electric plc (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of nVent Electric plc filed with the Commission on December 31, 2018 (File No. 333-224555)).
4.2	nVent Electric plc 2018 Omnibus Incentive Plan, as amended (incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A of nVent Electric plc filed on with the Commission on March 31, 2020 (File No. 001-38265)).
5	Opinion of Arthur Cox.
23.1	Consent of Arthur Cox (included in Exhibit 5).
23.2	Consent of Deloitte & Touche LLP.
24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on July 29, 2020.

NVENT ELECTRIC PLC

By:	/s/ Sara E. Zawoyski
Sara E. Zawoyski
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Beth A. Wozniak	Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2020
Beth A. Wozniak
July 29, 2020
/s/ Sara E. Zawoyski	Executive Vice President and Chief
Sara E. Zawoyski	Financial Officer (Principal Financial Officer)
July 29, 2020
/s/ Randolph A. Wacker	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer and Authorized Representative in the United States)
Randolph A. Wacker
*	Director	July 29, 2020
Jerry W. Burris
*	Director	July 29, 2020
Susan M. Cameron
*	Director	July 29, 2020
Michael L. Ducker
*	Director	July 29, 2020
Randall J. Hogan
*	Director	July 29, 2020
Ronald L. Merriman
*	Director	July 29, 2020
Nicola T. Palmer
*	Director	July 29, 2020
Herbert K. Parker
*	Director	July 29, 2020
Jacqueline Wright

*By	/s/ Jon D. Lammers
Jon D. Lammers
Attorney-in-fact